EXHIBIT 99



                                                  Rule 424(b)(3)
                                                        33-50565

     SUPPLEMENT NUMBER 2 TO PROSPECTUS DATED OCTOBER 20, 1993

                   READING & BATES CORPORATION

                        31,533,614 Shares

                           Common Stock


     The Prospectus dated October 20, 1993 is hereby supplemented by the addition of the following information under the caption "SELLING STOCKHOLDERS" therein.

SELLING STOCKHOLDERS

     Dedicated Holdings Ltd. ("DHL") has informed the Company that it has transferred 2,099,180 Shares to Den norske Bank AS ("DnB") in satisfaction of certain bona fide recourse indebtedness owed by DHL to DnB which was secured by such Shares. As a result of such transfer, the Irrevocable Proxy granted to BCL, as well as the Refusal Right granted to Serife with respect to such Shares, have automatically terminated. As of May 12, 1994, Shares held by DHL and DnB and registered for resale under the Registration Statement were as follows:

                                                                  Percent of
                                 Number of                        total shares
                                 shares which    Number of        outstanding
                                 may be of-      shares bene-     beneficially
                  Number of      fered pursu-    ficially owned   owned upon
Selling         shares benefi-   ant to this     if all shares    completion of
Stockholder     cially owned     Prospectus      are sold         offering
- - -----------     --------------   -------------   --------------   -------------
Dedicated        0                0                 0                 *
Holdings Ltd.

Den norske       2,099,180        2,099,180         0                 *
Bank AS

___________________________
*  Less than one percent


     DnB has informed the Company that DnB sold all of such 2,099,180 Shares in brokered transactions on the New York Stock Exchange on May 12, 1994.


           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MAY 12, 1994.